Exhibit 5.1

                                [S&S LETTERHEAD]









                                January 10, 2003



The Board of Directors
Legg Mason, Inc.
100 Light Street
Baltimore, MD 21202

                                Legg Mason, Inc.
                                ----------------

Ladies and Gentlemen:

         We are acting as counsel for Legg Mason, Inc. (the "Company") in connection with the combined Amendment No. 1 to Registration Statement on Form S-3 No. 333-100156 and Post-Effective Amendment No. 1 to Registration Statement No. 333-33298 (collectively, the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the combined prospectus pursuant to Rule 429 contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"), of the
Company's: (i) debt securities ("Debt Securities"), (ii) debt securities ("Convertible Debt Securities") convertible or exchangeable into shares of Common Stock, par value $.10 per share ("Common Stock"), of the Company, shares of Preferred Stock, par value $10.00 per share ("Preferred Stock") of the Company, other Debt Securities or securities of another company; (iii) warrants to purchase Debt Securities or Convertible Debt Securities (the "Debt Warrants"); (iv) shares of Common Stock, (v) warrants to purchase shares of Common Stock ("Common Stock Warrants"); (vi) shares of Preferred Stock, which may be convertible into Preferred Stock or Common Stock or exchangeable for Debt Securities or Convertible Debt Securities; (vii) warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"); (viii) stock purchase contracts obligating holders to purchase shares of Common Stock, Preferred Stock or other securities at a future date or dates (the "Stock Purchase Contracts"); and (ix) equity units comprised of a Stock Purchase Contract and debt securities or debt obligations of third parties, including U.S. treasury securities, securing the obligations of the holders of the equity units to purchase the securities under the Stock Purchase Contracts (the "Equity Units"), in each case as shall be designated by the Company at the time of the offering.

         The aggregate gross proceeds from the offer, sale and distribution of the Securities (as defined below) under the Registration Statement will not exceed $575 million. The Common


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Stock Warrants, Debt Warrants and Preferred Stock Warrants are collectively referred to as the "Warrants;" and the Debt Securities, Convertible Debt Securities, Common Stock, Warrants, Preferred Stock, Stock Purchase Contracts and Equity Units are collectively referred to as the "Securities."

         The Debt Securities and Convertible Debt Securities will be issued in one or more series and may be either senior debt securities (including senior debt securities convertible or exchangeable into shares of Common Stock, shares of Preferred Stock, Debt Securities, Convertible Debt Securities or securities of another company) ("Senior Securities") issued pursuant to an Indenture dated as of February 9, 1996 (the "Senior Indenture") between the Company and The Bank of New York, as trustee (the "Senior Trustee"), or subordinated debt securities (including subordinated debt securities convertible or exchangeable into shares of Common Stock, shares of Preferred Stock, Debt Securities, Convertible Debt Securities or securities of another company) ("Subordinated Securities") issued pursuant to an Indenture (the "Subordinated Indenture") between the Company and The Bank of New York, as trustee (the "Subordinated Trustee"). The Preferred Stock will be issued in one or more series and the terms and conditions of the Preferred Stock will be set forth in Articles Supplementary to the Articles of Incorporation of the Company in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (the "Articles Supplementary"). The Common Stock Warrants will be issued in one or more series under one or more common stock warrant agreements between the Company and the common stock warrant agent (the "Common Stock Warrant Agent) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Common Stock Warrant Agreement"). The Debt Warrants will be issued in one or more series under one or more debt warrant agreements between the Company and the debt warrant agent (the "Debt Warrant Agent") in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Debt Warrant Agreement"). The Preferred Stock Warrants will be issued in one or more series under one or more preferred stock warrant agreements between the Company and the preferred stock warrant agent (the "Preferred Stock Warrant Agent") in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Preferred Stock Warrant Agreement"; and together with the Common Stock Warrant Agreement and the Debt Warrant Agreement, the "Warrant Agreements"). The Stock Purchase Contracts will be issued in one or more series under one or more stock purchase contract agreements between the Company and the stock purchase contract agent (the "Stock Purchase Contract Agent") in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Stock Purchase Contract Agreement"). The Equity Units will be issued in one or more series under one or more unit agreements between the Company and the equity unit agent (the "Equity Unit Agent") in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (an "Equity Unit Agreement").

         We are familiar with the corporate proceedings of the Company to date with respect to the proposed issuance and sale of the Securities, including resolutions of the Board of Directors of the Company (the "Resolutions") authorizing each Indenture and the issuance, offering and sale of the Debt Securities and the Convertible Debt Securities, and we have examined such corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

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         Our opinion set forth below is limited to the law of the State of New
York, the General Corporation Law of the State of Maryland (in reliance of the opinion delivered to you as of the date hereof by the Company's General Counsel), and the federal laws of the United States, and we do not express any opinion herein concerning any other law.

         Based on the foregoing, we are of the opinion that:

          1. The Senior Indenture has been duly authorized, executed and delivered by the Company pursuant to the authority granted in the Resolutions and, assuming the due authorization, execution and delivery thereof by the Senior Trustee, constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

          2. The Senior Securities have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Indenture.

          3. The Subordinated Indenture has been duly authorized by the Company and, when executed and delivered by the Company pursuant to the authority granted in the Resolutions and, assuming the due authorization, execution and delivery thereof by the Subordinated Trustee, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

          4. The Subordinated Securities have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Subordinated Indenture.

          5. When appropriate corporate action has been taken by the Company to authorize the issuance of shares of Common Stock, such Common Stock, when issued, delivered and paid for as contemplated in the Registration Statement or issued upon conversion, exchange, exercise or settlement in accordance with the terms of the Convertible Debt Securities, Preferred Stock, Common Stock Warrants or Stock Purchase Contracts, as the case may be, will be validly issued, fully paid and non-assessable.

          6. When appropriate corporate action has been taken by the Company to fix the terms of one or more series of the Preferred Stock as contemplated in the Registration Statement, to authorize the execution and filing with the State Department of Assessments and Taxation in Maryland of Articles Supplementary relating thereto and to authorize the issuance of shares thereof, and when such Articles Supplementary shall have been so executed and filed by the Company and Preferred Stock with the terms so fixed shall have been

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                    duly issued and delivered by the Company against
                    payment of the consideration therefore or upon conversion, exchange, exercise or settlement in accordance with the terms of the Convertible Debt Securities, Preferred Stock Warrants or Stock Purchase Contracts, as the case may be, such Preferred Stock will be validly issued, fully paid and non-assessable.

          7. The Common Stock Warrants issuable as contemplated in the Registration Statement, when the final terms thereof have been duly established and approved, when duly authorized and executed by the Company, and when duly authenticated in accordance with the terms of the Common Stock Warrant Agreement, and assuming that the certificates evidencing the Common Stock Warrants have been duly executed by the Common Stock Warrant Agent, as attorney-in-fact of the holders thereof, and delivered and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Common Stock Warrant Agreement.

          8. The Preferred Stock Warrants issuable as contemplated in the Registration Statement, when the final terms thereof have been duly established and approved, when duly authorized and executed by the Company, and when duly authenticated in accordance with the terms of the Preferred Stock Warrant Agreement, and assuming that the certificates evidencing the Preferred Stock Warrants have been duly executed by the Preferred Stock Warrant Agent, as attorney-in-fact of the holders thereof, and delivered and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Preferred Stock Warrant Agreement.

          9. The Debt Warrants issuable as contemplated in the Registration Statement, when the final terms thereof have been duly established and approved, when duly authorized and executed by the Company, and when duly authenticated in accordance with the terms of the Debt Warrant Agreement, and assuming that the certificates evidencing the Debt Warrants have been duly executed by the Debt Warrant Agent, as attorney-in-fact of the holders thereof, and delivered and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Debt Warrant Agreement.

          10. The Equity Units issuable as contemplated in the Registration Statement, when the final terms thereof have been duly established and approved, when duly authorized and executed by the Company, and when duly authenticated in accordance with the terms of the Equity Unit Agreement, and assuming that the certificates evidencing the Equity Units have been duly executed by the Equity Unit Agent, as attorney-in-fact of the holders thereof, and delivered and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Equity Unit Agreement.

          11. The Stock Purchase Contract issuable as contemplated in the Registration Statement, when the final terms thereof have been duly established and approved, when duly authorized and executed by the Company, and when

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                    duly authenticated in accordance with the terms of the Stock
                    Purchase Contract Agreement, and assuming the due authorization, execution and delivery thereof by the Stock Purchase Contract Agent, will constitute a valid and legally binding instrument of the Company in accordance with its terms.

         The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

         We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.



                                            Very truly yours,



                                            /s/ Shearman & Sterling








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